Exhibit 10.4

LICENSED MEDICAL MARIJUANA FACILITY

TRIPLE NET (NNN) LEASE AGREEMENT

 (State of Arizona, Kingman)

KINGMAN PROPERTY GROUP, LLC

 (Landlord or Lessor)

&

CJK, INC.

(Tenant or Lessee)

DATED: May 01, 2018

TABLE OF CONTENTS

LICENSED MARIJUANA FACILITY	5

LICENSED MARIJUANA FACILITY COMPLIANCE AGREEMENT	6

ARTICLE 1: RECITALS	7
1.01 Defined Lease Terms	7

ARTICLE 2: PREMISES AND COMMON AREAS LEASED	8
2.01 Premises	8

ARTICLE 3: COMPLIANCE WITH LAW; AS IS	9
3.01 Compliance With Law; AS IS	9

ARTICLE 4: LEASE TERM	9
4.01 Lease Commencement.	9

ARTICLE 5: RENTAL PAYMENTS	10
5.01 Base Rent	10
5.02 Additional Rent	10
5.03 Late Payment	10
5.04 Prepaid Rent	11
5.05 Security Deposit	11

ARTICLE 6: ADDITIONAL RENT AND CHARGES	11
6.01 Real Property Taxes	11
6.02 Tenant’s Personal Property Taxes	12
6.03 Rental Taxes	12

ARTICLE 7: INSURANCE	13
7.01 Tenant’s Insurance	13
7.02 Form of Insurance Certificates	14
7.03 Tenant’s Failure	14
7.04 Waiver of Subrogation	14
7.05 Tenant’s Properties and Fixtures	15
7.06 Indemnification	15
7.07 Damage to Tenant’s Property	15

ARTICLE 8: REPAIRS AND MAINTENANCE	16
8.01 Repairs and Maintenance	16
8.02 Utilities and Services	16
8.03 Tenant Repairs and Maintenance	17
8.04 Non-Liability of Landlord	17
8.05 Inspection of Premises	17

ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS	18
9.01 Fixtures and Personal Property	18
9.02 Alterations	19
9.03 Liens	20

ARTICLE 10: USE AND COMPLIANCE WITH APPLICABLE LAWS	20
10.01 Premises Use and Compliance With Applicable Laws.	20
10.02 Hazardous Materials	20
10.03 Signs	22

ARTICLE 11: DAMAGE AND DESTRUCTION	22
11.01 Reconstruction	22
11.02 Excessive Damage or Destruction	23
11.03 Uninsured Casualty	23
11.04 WAIVER	23
11.05 Mortgagee’s Right	23
11.06 Damage Near End of Term	24

ARTICLE 12: EMINENT DOMAIN	24
12.01 Condemnation & Eminent Domain	24

ARTICLE 13: DEFAULT	25
13.01 Events of Default	25
13.02 Remedies	26
13.03 Landlord’s Default	27

ARTICLE 14: FILING OF PETITION	28
14.01 Tenant’s Bankruptcy	28

ARTICLE 15: ASSIGNMENT AND SUBLETTING	29
15.01 Prohibition	29
15.02 Excess Rental	30
15.03 Scope	30
15.04 Waiver	30
15.05 Change in Control	31

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION	31
16.01 Estoppel Certificate	31
16.02 Attornment	31
16.03 Subordination	32
16.04 Recording	32

ARTICLE 17: MISCELLANEOUS	32
17.01 Notices	32
17.02 Successors Bound	33
17.03 Waiver	33
17.04 Subdivision and Easements	33
17.05 Landlord’s Reserved Rights	33
17.06 Accord and satisfaction	34
17.07 Limitation of Landlord’s and Tenant’s Personal Liabilities	34
17.08 Survival	34
17.09 Attorneys’ Fees	34
17.10 Captions and Article Numbers	35
17.11 Severability	35
17.12 Governing Law, Dispute Resolution and Venue	35
17.13 Submission of Lease	36

17.14 Holding Over	36
17.15 Parking	36
17.16 Quiet Enjoyment	37
17.17 Broker; Agency Disclosure	37
17.18 Landlord’s Right to Perform	37
17.19 Assignment by Landlord	38
17.20 Entire Agreement	38
17.21 Guarantor	38
17.22 Exhibits	39
17.23 Time	39
17.24 Prior Agreement or Amendment	39
17.25 Excused Delays	39
17.26 Authority to Bind Tenant	39
17.27 Interpretation	40
17.28 Patriot Act Compliance	40
17.29 Tenant’s Representations, Warranties and Covenants	41

EXHIBIT A: LEASE COMMENCEMENT	45

EXHIBIT B: RENTAL PAYMENT SCHEDULE	46

EXHIBIT C: SITE AND LEGAL DESCRIPTION	47

EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE	48

LICENSED MARIJUANA FACILITY

TRIPLE NET (NNN) LEASE AGREEMENT

This LEASE (“Lease” or “Lease Agreement”) dated, May 01, 2018, is made by and between Kingman Property Group, LLC, a limited liability company of Arizona (“Landlord” or “Lessor”), and CJK, Inc., a non-profit corporation of Arizona (“Tenant” or “Lessee”).

Net, Net, Net Lease. Tenant understands and agrees that this Lease is what is commonly referred to as a “Net, Net, Net” Lease, NNN, or triple net lease. Tenant acknowledges and agrees, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease to be paid by Tenant to Landlord, shall be net to Landlord, and any and all costs, expenses, sums, and charges incurred in connection with any common areas associated with or relating to the Premises (the “Common Areas”), and the Premises, and the Project or in connection with the operations thereon, including any and all taxes, assessments, general or special, license fees, insurance premiums, public utility bills, management and administrative fees and costs of repair, maintenance and operation of the Common Areas (including any declaration or covenants, conditions and restrictions affecting the Premises), the Premises, and the Project, and all buildings, structures, permanent textures and other improvements comprised therein, together with the appurtenance thereto, shall be paid by Tenant.

In the event that Landlord is advised in writing by any federal, state or local government or governmental authority that Landlord is subject to seizure of its property, if it does not terminate Tenant’s right to cultivate and/or dispense and/or sell marijuana upon the Premises, or if the Arizona Medical Marijuana Act (“AMMA”) is declared to be unenforceable or is modified to prohibit the dispensing, sale or cultivation of marijuana upon the Premises, or if any federal, state or local governmental authority enforces or threatens to enforce any laws that prohibit the dispensing, sale or cultivation of marijuana upon the Premises, or if any other zoning regulation, rule or regulation is modified to prohibit sale, cultivation or possession of marijuana upon the Premises, Landlord may terminate this Lease at its sole discretion, without liability to Tenant.

In addition to this Lease, Landlord and Tenant have entered into that certain Confidential Advisory Services Agreement of even date herewith (the “CASA”).

LICENSED MARIJUANA FACILITY COMPLIANCE AGREEMENT

1. Lessee acknowledges and agrees that neither Lessor, nor Lessor’s representatives, have made any oral or written representations or warranties whatsoever concerning the suitability or zoning of the Premises with respect to its potential use as a medical marijuana facility, and that it is the sole responsibility of Lessee to investigate and to satisfy itself concerning the suitability of the Premises for such use.

2. Lessee understands and agrees that Lessee, and not Lessor, shall be solely responsible at the Lessee’s own expense for full compliance with all federal, state and local laws, rules, regulations and ordinances pertaining to the maintenance and/or operation of a medical marijuana facility.

3. Lessee warrants and represents that it is eligible and qualified to operate a medical marijuana facility in the Premises under all applicable federal, state and local laws rules, regulations and ordinances, and that Lessee has obtained all legally required licenses, permits, and approvals to do so before commencing operations on the Premises.

4. Lessee shall indemnify, defend and hold harmless Lessor, its trustees, agents, employees, and lenders for, from and against all damages, losses, fees, liens, charges, obligations, liabilities, judgments, claims, costs, expenses, penalties, and attorneys’ and consultants’ fees arising out of or connected in any way to Lessee’s use of the Premises, including any violation or alleged violation of any federal, state, or local law, rule, regulation or ordinance, whether or not litigation or prosecution is actually commences against Lessor, its trustees, agents, employees or lenders.

5. Lessee shall provide written notice to Lessor immediately in the event of the revocation, suspension, expiration, transfer, or surrender of Lessee’s lawful authority to operate a medical marijuana facility. Such revocation, suspension, expiration, transfer or surrender, or Lessee’s failure to provide immediate notice thereof to Lessor, shall constitute an incurable breach of this Lease entitling Lessor at its sole discretion to terminate this Lease.

LANDLORD:		TENANT:

Kingman Property Group, LLC		CJK, Inc.

By	/s/ Bryan McLaren	By	/s/ Christopher Carra
Its	Duly Authorized Agent	Its	Duly Authorized Agent

ARTICLE 1: RECITALS

1.01 Defined Lease Terms

WHEREAS, The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

(A) Landlord	Kingman Property Group, LLC

(B) Landlord’s Address	Kingman Property Group, LLC
Attn: Zoned Properties, Inc.
14269 North 87th Street #205
Scottsdale, Arizona 85260

(C) Tenant	CJK, Inc.

(D) Tenants Address	CJK, Inc.
Attn: AC Management Group, LLC
410 South Madison Drive #4
Tempe, Arizona 85281

(E) Tenant Use	Licensed Medical Marijuana facility in accordance with the laws of the State of Arizona, applicable licensure requirements, and the regulations and uses incidental thereto.

(F) Building & Premises	Kingman Dispensary Facility as described in Exhibit C

(G) Property	Real Property described in Exhibit C

(H) Term	Twenty Two (22) years commencing as of the Commencement Date described in the attached Exhibit A

(I) Commencement Date	Exhibit A

(J) Base Rent	Exhibit B

(K) Prepaid Rent	N/A

(L) Security Deposit	Existing security deposit shall remain in Landlord’s possession

(M) Landlord Broker	None

(N) Tenant Broker	None

ARTICLE 2: PREMISES AND COMMON AREAS LEASED

2.01 Premises

(a)	Lease Form Replacement. Simultaneously with the execution and delivery of this Lease, Lessee and Lessor agree to replace a Former Lease Agreement involving the Premises, pursuant to that certain Lease Agreement dated October 1, 2014, between Lessee and Lessor, (the “Former Lease Agreement”), pursuant to which Lessee leased from Lessor, and Lessor leased to Lessee, the Premises. Notwithstanding any provision contained in this Lease or in the Former Lease Agreement to the contrary: (i) all of Lessee’s representations, warranties, duties and obligations set forth in the Former Lease Agreement shall survive Lessor’s Lease of the Premises, (ii) in no event shall Lessor be liable or responsible in any manner for (or subject to any claims relating to) any events or occurrences that arise or accrue, or any conditions that exist, on, at or under the Premises on or prior to the date of this Lease, (iii) a breach or default under the Former Lease Agreement shall constitute an Event of Default under this Lease, and (iv) in no event shall Lessor be obligated or required to make any repairs, improvements, additions or alterations to the Premises, or provide any concessions, free rent, tenant improvement allowances or otherwise under this Lease.

(b)	Lease of Premises. Landlord hereby leases to Tenant, without any representation or warranty, express or implied, on the part of Landlord, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, certain premises described in Exhibit C (the “Building” or the “Premises”) owned by Landlord. The Site Plan for the Project attached to this Lease as Exhibit C is attached for general reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Project or Building, location of the Building, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

(c)	Measurement of Premises. The terms “Rentable Area of the Premises,” “rentable square feet,” “actual square footage” and words of similar importance (whether or not spelled with initial capitals) as used in this Lease will be defined as the total floor area constituting the Premises as measured from the unfinished outside of the exterior Building walls to the opposite unfinished outside of like exterior Building walls. “Rentable Area of the Premises” shall also include any mezzanine space as measured from the outside of the exterior Building walls to like outside exterior Building walls and from outside exterior Building walls to the termination of the mezzanine deck, and all equipment closets. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas or the Project or their suitability for the conduct of Tenants business.

ARTICLE 3: COMPLIANCE WITH LAW; AS IS

3.01 Compliance with Law; AS IS

Tenant accepts the Premises strictly on an “AS IS” basis, without any representations or warranties from Landlord. Tenant agrees to comply with all applicable federal, state and local laws, statutes, rules, regulations, requirements, codes, and ordinances in effect, or subsequently passed into effect, as of and after the Commencement Date, including without limitation the Environmental Laws and the Americans With Disabilities Act (collectively, “Laws”).

Tenant, at its sole cost and expense, shall observe and comply with all Laws with respect to the Premises. Without limiting the generality of the foregoing, Tenant shall make any structural changes or additions to the Premises that are required, in order to comply with all Laws, including any requirements of Tenant’s business operations. Landlord makes no representations or warranties to Tenant, and hereby disclaims any and all representations or warranties to Tenant, concerning the Premises, including without limitation, that as of the Commencement Date, the Premises are (a) in compliance with Laws; or (b) free from hazardous materials, including without limitation asbestos, lead paint and polychlorinated biphenyl. “Environmental Laws” shall include, but not be limited to, the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 201,300f to j-9 and any and all environmental laws of the State of Arizona (including Title 49, the Environment, of Arizona Revised Statutes) and any and all amendments to such Environmental Laws. Tenant agrees to hold harmless Landlord, and hereby waives all rights and claims of contribution against Landlord, with respect to any violations or alleged violations of Environmental Laws or any other Laws concerning the Premises, including claims that relate to periods prior to the Commencement Date.

ARTICLE 4: LEASE TERM

4.01 Lease Commencement.

The duration of the period of this Lease (the “Term”) shall commence on the date that Landlord executes and delivers this Lease to Tenant (the “Commencement Date”) as outlined in Exhibit A and shall, subject to the right of the Tenant reserved hereunder to extend that duration, run for a period of TWENTY TWO (22) years therefrom until April 30, 2040. Notwithstanding the foregoing, in the event Landlord is delayed in the delivery of the Premises to Tenant due to a delay caused by Tenant or for any other reason outside of Landlord’s control, the Commencement Date shall not be changed or modified.

ARTICLE 5: RENTAL PAYMENTS

5.01 Base Rent

The Base Rent (“Base Rent”) shall be as set forth in Exhibit B and shall be adjusted annually on each anniversary of the Commencement Date as set forth in Exhibit B. The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.01 hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff whatsoever. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s).

5.02 Additional Rent

In addition to Base Rent, Tenant shall pay to Landlord all sums of money and other charges required to be paid by Tenant under this Lease, including but not limited to any amounts owing under any declaration or covenants, conditions and restrictions affecting the Premises (all such sums being herein deemed “Additional Rent’’), and whether or not the same are designated “Additional Rent” the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent. The term “Rent” as used in this Lease, shall refer collectively to “Base Rent” and “Additional Rent.”

5.03 Late Payment

Lessee hereby acknowledges that late payment by Lessee of any Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by its lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a late charge equal to 10% of each such overdue amount, plus $25 per day for each day late after five (5) days. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of any breach or default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 12% per annum but shall not exceed the maximum rate allowed by law.

5.04 Prepaid Rent

There will be no Prepaid Rent.

5.05 Security Deposit

As of the parties’ execution of this Lease, Tenant shall deliver the Security Deposit in the amount described in Section 1.01 to Landlord. Upon the occurrence of any Event of Default, Landlord shall have the right to apply all or any portion of the Security Deposit towards any amounts owing under this Lease and to compensate Landlord for all damages and costs sustained by Landlord resulting from or in connection with such Event of Default. In the event of any such application of the Security Deposit by Landlord, Tenant shall upon demand deliver to Landlord the sum required to restore the Security Deposit to the amount set forth in Section 1.01. Provided that no Event of Default shall exist (and no breach or default by Tenant exists) at the expiration or termination of this Lease, Landlord shall return any remaining unapplied portion of the Security Deposit to Tenant within thirty (30) days after the date of such expiration or termination. Landlord shall be entitled to commingle the Security Deposit with Landlord’s general funds and shall have no obligation to pay Tenant interest on the Security Deposit. In the event of a transfer of Landlord’s interest in this Lease during the Term hereof, provided Landlord transfers the then unapplied Security Deposit to the transferee, Landlord shall be discharged from any further liability with respect to the Security Deposit.

ARTICLE 6: ADDITIONAL RENT AND CHARGES

6.01 Real Property Taxes

For purposes of this Lease, “Real Property Taxes” shall consist of all real estate taxes, leasehold excise taxes and all other taxes relating to the Building, any Common Areas and/or the Premesis, as applicable, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or any portion of the Premesis, and/or any Common Areas, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments. “Real Property Taxes” shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay taxes to Landlord as Additional Rent.

Together with each payment of Base Rent to Landlord commencing and prorated as of the Commencement Date through the balance of the Term, Tenant shall pay to Landlord each month one-twelfth (1/12th) of the estimated Real Property Taxes with respect to the Premises for the ensuing year. Subject to such payment, Landlord shall pay such Real Property Taxes to the respective taxing authority.

6.02 Tenant’s Personal Property Taxes

Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all personal property of Tenant, including trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes reusing from such increase in the assessment. Tenant shall deliver to Landlord reasonable documentation evidencing Tenant’s compliance with the foregoing payment obligations.

6.03 Rental Taxes

In addition to Base Rent, Tenant shall pay Landlord all transaction privilege, sales, rental, excise, use, and/or other taxes (but excluding income or estate taxes charged against Landlord) levied upon or assessed against Landlord by any governmental authority having jurisdiction, which are measured by the Rent or other charges in any form paid by Tenant to Landlord hereunder. The amount required to be paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be paid at the time the applicable Rent is due or other charges are due and shall be considered as payment of taxes or licenses, as the case may be, and not for the payment of Rent.

ARTICLE 7: INSURANCE

7.01 Tenant’s Insurance

Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, the following types of insurance with insurance companies approved to engage in business in the State of Arizona, and reasonably approved by Landlord, in the amounts specified and in the form hereinafter provided for:

(a)	Property, fire, casualty and extended coverage, all risk, insurance on and for the entire Premises and on Tenant’s fixtures, improvements and other property for not less than the full replacement value, together with business interruption coverage, as Landlord may reasonably require. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. Landlord, at its option, may, from time to time, elect to maintain fire, casualty and extended coverage, all risk, insurance on the Premises for not less than the full replacement value, in which event Tenant shall reimburse Landlord for the costs and expenses of such Landlord insurance no later than five (5) days after Tenant’s receipt of Landlord’s invoice for such costs and expenses.

(b)	Commercial liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto or business operated by Tenant pursuant to the Lease, including that from personal injury or property damage in or about the Premises, insuring Landlord, and any designated mortgagee of Landlord, and Tenant, and naming Landlord and any designated mortgagee of Landlord as an additional insured therein. Such insurance shall be in the minimum amounts of not less than $2,000,000 per occurrence against liability for bodily injury including death and personal injury for any single (1) occurrence and not less than $2,000,000 per occurrence for property damage, or combined single limit insurance insuring for bodily injury, death and property damage in an amount of not less than $5,000,000. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.06 hereof) and shall (a) name Landlord, Landlord’s managing agent and the Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a first lien against the Building or Project (the “Lender”) as an additional insured; (b) contain a cross-liability provision; and (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

(c)	Workers’ compensation insurance for the benefit of all employees entering upon the Premises as a result of or in connection with the employment by Tenant;

(d)	Such other forms of insurance as may be reasonably required to cover future risks against which a reasonably prudent Landlord or Tenant would protect itself.

Landlord may from time to time require additional insurance or increased insurance coverage by the Tenant if in Landlord’s reasonable discretion, the same is necessary to adequately insure Tenant’s activities in the Premises or as any Mortgagee may reasonably require.

7.02 Form of Insurance Certificates

All policies shall be written in a form satisfactory to Landlord and shall be written by insurance companies licensed with a Best’s rating and Financial Size Category Rating of “A++” and authorized to do business in the state in which the Building is situated. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within thirty (30) days prior to the expiration of each such policy (or renewal thereof), a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, together with a copy of the policy declaration page(s), certifying that such policy(ies) has been issued, provides coverage required by this Article 7 (including name of additional insured entities as required by this Article 7 and a statement that no deductible or self-insurance retention applies to such policy and upon request by Landlord, a copy of each such policy of insurance.

7.03 Tenant’s Failure

If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense, the cost of which, plus a fifteen percent (15%) administrative fee, shall be deemed Additional Rent and shall be payable upon Landlord’s demand. This Section 7.03 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other Section of this Lease. If Landlord obtains any insurance, which is the responsibility of Tenant to obtain under this Article 7, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and any administrative fee charged as provided for under this Section of this Lease.

7.04 Waiver of Subrogation

Each policy evidencing insurance required to be carried by Tenant pursuant to this Article 7 shall contain the following clauses and provisions: (i) that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) including Landlord and the parties set forth in Article 7 of this Lease and any other parties designated by Landlord from time to time as additional insured entities; (iii) a waiver by the insurer of any right to subrogation against Landlord and other additional insured entities, its or their agents, employees and representatives which arises or might arise by reason of any payment under such policy(ies) or by reason of any act or omission of Landlord, its agents, employees or representatives; (iv) a severability of interest clause or endorsement; and (v) that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days’ prior written notice. Any policy of insurance required to be carried by Tenant that names the parties set forth in this Article 7 as additional insured entities shall not be subject to a deductible or self-insured retention, it being the intent of the parties that such insurance shall fully and completely insure such additional insured entitles for all loss or expense.

7.05 Tenant’s Properties and Fixtures

Tenant assumes the risk of damage, destruction, theft and loss to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant. Tenant shall not do or keep anything in or about the Premises, which will in any way tend to increase insurance rates. In no event shall Tenant carry on any activities, which would invalidate any insurance coverage maintained by Landlord or Tenant. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for any insurance with respect to the Building and/or the Project, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended insurance for the Building and/or the Project.

7.06 Indemnification

(a)	Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees to indemnify, protect, reimburse, defend and hold Landlord, Landlord’s managing agent and Lender, the Premises and the Project harmless for, from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, obligations, judgments or appeals arising from any act or omission of Tenant or of Tenant’s officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees, including any injury to any person or persons or any damage to any property, and/or resulting from any breach or default in the performance of any obligation to be performed by Tenant hereunder, and (ii) for, from and against all costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Project, the Property, the Building and/or Premises, or any part or any thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant.

(b)	In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage caused by other lessees or their agents, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

7.07 Damage to Tenant’s Property

Notwithstanding the provisions of Section 7.06 to the contrary, except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Project, Building or the Property, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Building, the Common Areas, Project or the Property or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Building, the Common Areas or any other portion of the Project or of defects therein in the fixtures or equipment.

ARTICLE 8: REPAIRS AND MAINTENANCE

8.01 Repairs and Maintenance

Tenant shall maintain in good condition and repair the structural portions of the Building including without limitation the foundation and roof and shall maintain in good condition the exterior of the Building, provided that at any time during the Term, Landlord may elect to have Tenant perform repairs and maintenance obligations hereunder, at Tenant’s costs, in which event Tenant shall do so in accordance with all Laws and in a good, safe, and workmanlike manner. If Landlord is required to perform repairs and maintenance, then Tenant agrees to reimburse Landlord for all costs and expenses of Landlord in performing such repairs and maintenance no later than five (5) days after Tenant receives a request for reimbursement from Landlord. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance. There shall be no abatement of Rent and, except for the gross negligence or willful misconduct of Landlord or its employees, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvement in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein; provided, that Landlord, its employees, agents and contractors use reasonable efforts not to unreasonably interfere with Tenant’s business in exercise of Landlord’s rights or obligations hereunder. Except as may otherwise be expressly set forth herein, Tenant affirms that (a) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Premises, the Building, the Common Areas or the Project, and (b) Landlord shall not be obligated to undertake any repair, alteration, remodel, improvement, painting or decorating.

8.02 Utilities and Services

Tenant shall arrange for all utilities to be furnished to the Premises, including lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord, Tenant shall pay to Landlord as Additional Rent, an amount equal to such costs.

8.03 Tenant Repairs and Maintenance

Tenant shall, at Tenant’s sole cost and expense, keep, maintain and, to the extent reasonably required, replace the entire Premises, including but not by way of limitation, all interior walls, doors, ceiling, fixtures, furnishings, drapes, specialty lamps, light bulbs used for lighting, starters and ballasts for lighting, subfloors, carpets and floor coverings, elevators and heating, ventilation, air conditioning, and other utility and mechanical systems in good repair and in a clean and safe condition; provided that Landlord shall have the right to perform such work on behalf of Tenant in which event Tenant shall reimburse Landlord for the cost thereof promptly upon demand therefor. Tenant shall have the right to make routine repairs that are reasonably necessary for the day-to-day operation of the project without requiring prior approval from Landlord. In addition, if any repair or maintenance is necessary or prudent as a result of an act or omission of Tenant or its agents, employees or contractors, Tenant shall reimburse Landlord for the entire cost of any such repair or maintenance immediately upon written demand therefor. Upon expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in the same condition as when leased, reasonable wear and tear excepted. Notwithstanding the preceding, Landlord may elect to contract with an HVAC service provider for periodic filter changes and inspections of the HVAC equipment located in the Premises (“Periodic Inspections”). The cost of such Periodic Inspections may be paid by Landlord and promptly reimbursed by Tenant to Landlord. HVAC related costs necessary to maintain the HVAC system in top operating condition (repairs, replacements, coil cleaning, etc.) shall be the responsibility of Tenant. All costs due by Tenant to Landlord in this article shall be considered Additional Rent due within ten (10) days after receipt of billing.

8.04 Non-liability of Landlord

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by accident or any condition created by Landlord’s gross negligence; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project.

8.05 Inspection of Premises

Landlord may enter the Premises to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business in exercise of Landlord’s rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder.

ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS

9.01 Fixtures and Personal Property

Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to approve or disapprove of any interior improvements. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, furniture, cabling and personal property shall remain Tenant’s property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord’s election, reimburse Landlord for the cost to repair all damage caused by the installation, use, or removal of said trade fixtures, equipment, cabling, furniture, personal property or temporary improvements. All installations and fixtures shall, at Landlord’s election at any time, become the property of Landlord. If Tenant fails to remove any items required by Landlord prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable Laws, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

9.02 Alterations

Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent may not be unreasonably withheld. In no event may Tenant make any alteration, addition or improvement that (i) affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems or (ii) potentially causes the Premises or Building to fail to comply with Arizona State Marijuana rules and regulations pertaining to facilities producing or processing cannabis. Tenant shall deliver to Landlord the contractor’s name, state license number, a certificate of liability insurance naming Landlord and Landlord’s manager and lender(s) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement within thirty (30) days following receipt of all of the foregoing items, and if Landlord fails to deliver notice of disapproval within 30 days following receipt of all the foregoing items, Landlord’s consent is deemed granted. Landlord shall not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of this Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. Landlord may require Tenant to remove any partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant, and Tenant shall repair all damage resulting from such removal or shall pay to Landlord all costs arising from such removal if Landlord shall demand the removal of such alterations, additions and improvements prior to lease expiration or earlier termination of this Lease and Tenant fails to remove and repair the Premises prior to Tenant’s vacation thereof. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable Laws and rules of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. If required by Landlord, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond or other adequate security, in form and substance reasonably satisfactory to Landlord. Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations.

9.03 Liens

Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises, the Property and the Project free and clear of all contractor’s, mechanics’, materialmen’s and worker’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien or notice preceding the filing of any lien is filed, Tenant shall cause same to be discharged of record within ten (10) days thereof. If said lien or potential encumbrance is not timely discharged by Tenant as aforesaid, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate of 12% within five (5) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE 10: USE AND COMPLIANCE WITH APPLICABLE LAWS

10.01 Premises Use and Compliance with Applicable Laws.

Tenant shall only use the Premises for the purposes described in Section 1.01 above, and uses customarily incidental thereto, and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with applicable Laws pertaining to Tenant’s business operations, alterations and/or specific use of the Premises, the Building and/or the Project, and shall secure any necessary permits therefore and shall faithfully observe in the use of the Premises, Building and the Project, applicable municipal, county, state and. In connection with the immediately preceding sentence, Tenant and Landlord acknowledge their belief that this Lease of the Premises for the intended use relates to activities that they have been advised are lawful under the laws of the State of Arizona, yet perhaps not lawful under the laws of the United States.

10.02 Hazardous Materials

(a)	Defined terms. “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” ’‘toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies. “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

(b)	Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Project in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used in the Premises or on the Project other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent to bring on (other than small quantities of cleaning or other/industrial supplies as are customarily used by a Tenant in the ordinary course of business in a general industrial business park facility). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises or the Project that Tenant brings upon, keeps, generates or uses in the Premises or on the Project (including, without limitation, but subject to this Section 10.02, immediate remediation of any Hazardous Materials in, on, under or about the Project that Tenant brings upon, keeps, generates or uses on the Project in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Project. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises or, as applicable, the Project (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises or the Project. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises or the Project, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises or the Project, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Premises and/or the Project. Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.02.

(c)	Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises or the Project that result from or in any way relate to Tenant’s use of the Premises or the Project immediately after receiving notice of the same: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (ii) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or the Project or Tenant’s use of the Premises or the Project. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

(d)	Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Project are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

(e)	Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and Landlord’s agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises or the Project (including water tables and atmosphere). Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (i) the costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises or the Project; (ii) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (iii) the value of any loss of use and any diminution in value of the Premises or the Project, and (iv) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

(f)	Environmental Site Assessments. Upon request by Landlord during the Term of this Lease, prior to the exercise of any renewal Term and/or prior to vacating the Premises, Tenant will obtain and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord.

10.03 Signs

Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or the Project or visible from the outside of the Premises, the Building or the Project, except as first approved by Landlord in writing. All signage shall comply with Landlord’s sign criteria as adopted and promulgated by Landlord from time to time, and with any declaration or covenants, conditions and restrictions affecting the Premises, and with all Laws.

ARTICLE 11: DAMAGE AND DESTRUCTION

11.01 Reconstruction

If the Building or Premises is damaged or destroyed during the Term, Tenant shall diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction, provided that Landlord shall have the right (by written notice to Tenant) to repair or rebuild the Building/Premises at Tenant’s sole cost and expense, in which event Tenant shall promptly provide Landlord with the funds necessary, including insurance proceeds, to repair and restore the Building/Premises, as such repairs and restoration progresses, including on a monthly basis, as Landlord may determine. In no event shall any Rent be abated as a result of any damage or destruction to the Building/Premises.

11.02 Excessive Damage or Destruction

If the Building or the Premises is damaged or destroyed to the extent that it cannot within Landlord’s reasonable discretion, with reasonable diligence, be fully repaired or restored within the earlier of (i) one hundred twenty (120) days after the date of the damage or destruction, or (ii) the expiration of the Term hereof, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. If Landlord does not terminate the Lease, this Lease shall remain in full force and effect.

11.03 Uninsured Casualty

Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Tenant under the insurance policies described in Article 7 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.01 hereinabove.

11.04 Waiver

With respect to any damage or destruction, Tenant hereby waives any rights to terminate this Lease pursuant to rights otherwise accorded by law to tenants. In addition, Tenant hereby waives all rights, defenses, and claims arising out of Arizona Revised Statute Section 33-343, and other similar rights.

11.05 Mortgagee’s Right

Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Property, the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

11.06 Damage Near End of Term

Notwithstanding anything to the contrary contained in this Article 11, in the event the Premises or the Building are damaged in any material respect during the last twelve (12) months of the Term or any applicable extension periods, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the date of such damage.

ARTICLE 12: EMINENT DOMAIN

12.01 Condemnation & Eminent Domain

In the event the whole of the Premises, and/or such part thereof as shall substantially interfere with Tenant’s use and occupation thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Landlord and Tenant shall each have the right to terminate this Lease (by written notice to the other given no later than 10 days after Landlord notifies Tenant of such taking) effective as of the date possession is required to be surrendered to said authority. In the event any access points to adjoining streets, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, and such taking shall substantially interfere with Tenant’s use of the Premises, then Landlord or Tenant shall each have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided below, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in the Premises. Nothing contained in this Article 12 shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant’s moving expenses. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Building to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation (but in no event shall Landlord be obligated to incur costs in such restoration in excess of the amount of the award paid to Landlord, after deducting Landlord’s reasonable costs in connection therewith), and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of possession on account of said taking and restoration.

ARTICLE 13: DEFAULT

13.01 Events of Default

The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant with or without notice from Landlord:

(a)	Tenant shall fail to pay on or before the due date any installment of Rent or other payment required pursuant to this Lease;

(b)	Tenant shall vacate or abandon the Premises, whether or not Tenant is in default of the Rent payments due under this Lease;

(c)	Tenant shall fail to comply with any Term, provision, or covenant of this Lease, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Landlord in immediate jeopardy, and is within the reasonable power of Tenant to promptly cure after receipt of notice of such failure, all as determined by Landlord in its reasonable discretion, and if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion within 30 days after Landlord’s written notice of such failure to Tenant;

(d)	Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing;

(e)	Tenant shall make an assignment for the benefit of creditors;

(f)	Tenant does not fully comply with the terms listed in the “LICENSED MARIJUANA COMPLIANCE AGREEMENT,” which will be considered an incurable Event of Default; and/or

(g)	Tenant does not fully comply with the terms listed in the “CONFIDENTIAL ADVISORY SERVICES AGREEMENT,” which will be considered an incurable Event of Default.

13.02 Remedies

(a)	Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder, in the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid Rent which has been earned at the time of such termination plus interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) the unamortized balance of the value of any free rent, tenant improvement costs, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damages caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, costs to remodel, renovate or otherwise prepare the Premises, or portions thereof, for a new tenant, leasing commissions, marketing expenses, reasonable attorneys’ fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.02(a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)	In the event of any Event of Default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises if Tenant fails to comply within the ten day period described above; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c)	In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or re-let the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(d)	In the event that Landlord shall elect to so re-let, the rents received by Landlord from such relating shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord second to the payment of any costs of such re-letting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such re-letting during the month, which is applied to the payment of Rent, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such re-letting or in making such alterations and repairs not covered by the rents received from such re-letting.

(e)	All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

(f)	In the event that during any twelve month period of this Lease, Tenant commits more than two (2) acts or omissions of default for which default notices are given by Landlord pursuant to this Article 13 (whether or not such defaults are cured by Tenant), Landlord may, at its option, elect to terminate this Lease. Landlord’s election to exercise its early termination rights shall be effective only upon written notice delivered to Tenant specifying Landlord’s election to cause an early termination of this Lease. Such early termination shall be in effect when such written notice is provided to Tenant. Landlord’s right of early termination shall be in addition to all other rights and remedies available to Landlord at law or in equity, however, if Landlord makes this election in spite of Tenant having cured every breach within the described period, Landlord shall have no right to collect any additional future rent.

(g)	Tenant hereby grants to Landlord a first-priority lien and security interest in all of Tenant’s equipment, trade fixtures, furniture, computers, appliances and other items of personal property (“Tenant’s Personal Property”) located on or at the Premises, and Landlord may file and/or record a UCC Financing Statement as Landlord may determine to perfect Landlord’s lien and security interest. Landlord may enforce Landlord’s lien and security interest upon the occurrence of an Event of Default. Tenant may not remove Tenant’s Personal Property from the Premises during the Term of this Lease, unless Tenant immediately replaces the same with items of personal property equal to or better than the replaced items.

13.03 Landlord’s Default

Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion. In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for consequential, exemplary or punitive damages.

ARTICLE 14: FILING OF PETITION

14.01 Tenant’s Bankruptcy

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against Tenant under any Chapter of Title 11 of the United States Code (the “Bankruptcy Code”), the following provisions shall apply:

(a)	Adequate protection for Tenant’s obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months’ Base Rent and Additional Rent and other Lease charges, to be held by the court or an escrow agent approved by Landlord and the court.

(b)	The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

(c)	Tenant or Trustee shall give Landlord at least 30 days written notice of any vacating or abandonment of the Premises or any proceeding relating to administrative claims. If Tenant vacates or abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and re-let the Premises.

(d)	If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e)	For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

(f)	For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant’s business; and (iii) assignee assume in writing all of Tenant’s obligations relating to the Premises or this Lease.

(g)	If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee’s proposed adequate assurance of future performance to be provided to Landlord.

(h)	If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

ARTICLE 15: ASSIGNMENT AND SUBLETTING

15.01 Prohibition

Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, license, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord, which may not be unreasonably withheld. Tenant shall at the time Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent. In addition, as a condition to Landlord’s consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant or Guarantor of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting. Tenant’s sole remedy for Landlord’s refusal to consent to a proposed assignee or sublessee of Tenant will be an action or proceeding for specific performance, injunction or declaratory relief. Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in reviewing any proposed assignment or sublease.

15.02 Excess Rental

If pursuant to any assignment or sublease, Tenant receives rent, either initially or over the Term of the assignment or sublease, in excess of the Rent called for hereunder, or in the case of this sublease of a portion of the Premises in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent received by Tenant promptly after its receipt.

15.03 Scope

The prohibition against assigning or subletting contained in this Article 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess Rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

15.04 Waiver

Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.05 Change in Control

If Tenant is a limited liability company or a partnership, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty one percent (51%) interest, shall constitute a prohibited transfer and shall be subject to the provisions of this Article 15. If Tenant is a corporation, a transfer of fifty one percent (51%) or more of the corporation’s stock or assets in one or more transfers, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise of more than fifty one percent shall be deemed for the purposes hereof to be a prohibited transfer, and shall be subject to the provisions of this Article 15.

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

16.01 Estoppel Certificate

Within ten (10) days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver to the requesting party a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (b) certifying the dates to which the Rent and other charges are paid in advance, if any; (c) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed; and (d) certifying to such other matters, relative to the Premises, this Lease and Tenant, as Landlord may request. Any such statement may be relied upon by any prospective purchaser or lender of all or any portion of the Premises or any leasehold interest therein. The failure to deliver such statement within such time shall, at Landlord’s option be an Event of Default hereunder and shall be conclusive and binding upon the party upon whom the request is made that: (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults on the requesting party’s performance; and (iii) no Rent has been paid in advance. If Tenant is required or requested to execute more than one estoppel certificate or similar document in any twelve (12) month period, Landlord shall reimburse Tenant for its legal fees incurred in having such documents reviewed, up to a total charge of five hundred dollars ($500.00).

16.02 Attornment

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises or the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.03 Subordination

The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Project (or the portion thereof on which the Building is located) and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article 16 in such form as reasonably requested by Landlord or its Lender.

16.04 Recording

Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent. Notwithstanding the provisions of Section 16.04, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Premises, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, Tenant covenants and agrees with Landlord that Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

ARTICLE 17: MISCELLANEOUS

17.01 Notices

Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail or reputable overnight delivery addressed to Landlord at the address provided in Section 1.01. Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail or reputable overnight delivery addressed to Tenant at the address provided in Section 1.01, or to such other address as Tenant or Landlord may designate by written notice to the other. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) days after the date of mailing thereof, or if a party can conclusively show that actual receipt occurred by others means such as an email that was replied to with the original email text retained or by other method that conclusively demonstrates actual receipt, then notice shall be deemed properly delivered.

17.02 Successors Bound

This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article 15 hereof.

17.03 Waiver

No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.04 Subdivision and Easements

Landlord reserves the right to: (a) subdivide the Premises; (b) alter the boundaries of the Premises; and (c) grant easements on the Premises and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s consent thereto.

17.05 Landlord’s Reserved Rights

Landlord reserves the right from time to time, provided that Tenant’s use of the Premises is not materially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or other parts of the Premises above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are located or located elsewhere outside the Premises; (b) make changes to any Common Areas and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of Common Areas and/or the Premises in order to perform any of the foregoing or any of Landlord’s obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours, except in emergencies; and (d) alter, relocate or expand, and/or to add additional structures and improvements to, or remove same from, all or any portion of the Premises and/or the Common Areas.

17.06 Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease unless agreed upon in writing or electronic writing between the parties.

17.07 Limitation of Landlord’s and Tenant’s personal liabilities

Except as stated in Exhibit D, the obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of each respective party or their partners, and each party shall look solely to the named entities on this Lease, and the rents and profits therefrom, for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of either party, or their partners or any of their personal assets for such satisfaction. Nothing herein shall abrogate the rights of any party to pursue any other party for a tort action committed that party him or herself.

17.08 Survival

The obligations and liabilities of each party which are incurred or accrue prior to the expiration or termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

17.09 Attorneys’ Fees

In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the substantially prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees and other court costs, both at trial and on appeal.

17.10 Captions and Article Numbers

The captions, article, paragraph and Section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such Sections or articles of this Lease nor in any way affect this Lease.

17.11 Severability

If any Term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.12 Governing Law, Dispute Resolution and Venue

This Lease shall be construed in accordance with the laws of the State of Arizona without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. In the event of any dispute under this Lease, proper venue shall be the federal or state courts located in Phoenix, Arizona.

In the event a party is in breach of this Lease and the failure of a party to cure said breach in a timely manner, pursuant to this Lease, to the other party’s reasonable satisfaction within the period set forth herein, the other party or parties, in addition to and not in limitation of any other rights and remedies available to such other party or parties at law or in equity, shall have the right to seek injunctive relief and/or the appointment of a receiver.

The forgoing notwithstanding, the parties hereby agree to attempt to resolve all differences among themselves by non-binding mediation. In the event of a dispute, either party may demand mediation (a settlement conference). If the parties fail to agree upon a mediator within five (5) business days of demand for mediation, either party may petition the Maricopa County Superior Court in Arizona for the appointment of a mediator. If the dispute is not resolved by agreement of all parties within thirty (30) calendar days of the appointment of a mediator, or within forty-five (45) days after the written request for mediation is transmitted to the other party, either party may commence arbitration. The parties shall split the mediator’s fee.

If mediation is not timely commenced or fails, all disputes among the parties to this Lease shall be settled by binding arbitration, by one arbitrator, according to the Arizona Revised Statutes and the Arizona Rules of Civil Procedure. If the parties cannot unanimously agree upon an arbitrator, any person or entity involved in the dispute may petition the Maricopa County Superior Court for the appointment of an arbitrator. The parties to the arbitration shall split the arbitrator’s fees equally. The arbitrator’s decision shall be final and binding and may be enforced according to the Uniform Arbitration Act and/or enforced in any court of competent jurisdiction. The arbitrator may award injunctive relief and may award attorney fees and/or costs to the prevailing party or parties.

17.13 Submission of Lease

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

17.14 Holding Over

Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord’s prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to two hundred percent (200%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord’s prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to two hundred percent (200%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, except that Landlord may terminate the tenancy on 10 days prior written notice to Tenant. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 17.14 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to this Lease, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, including consequential damages, loss and liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

17.15 Parking

Tenant shall have the right to use any parking spaces or parking areas owned by Landlord adjacent to the Building that are from time to time designated by Landlord for the use of Tenant and its employees. All such parking shall be on a nonexclusive, non-assigned basis. Tenant shall not use or permit its employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants, if any, or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its employees and invitees to comply with any parking rules and regulations as Landlord may from time to time reasonably adopt. At no time will Tenant use any parking spaces for storage or containers of any type or description. Landlord assumes no liability or risk for any damage that may occur to the automobile or other property of Tenant, its employees, customers or others in any parking area or any Common Areas.

17.16 Quiet Enjoyment

Tenant, on performing the covenants and observing the conditions of this Lease, at all times during the Term shall have the peaceable enjoyment of the Premises without hindrance or disturbance by Landlord or any person claiming through or under it or any person having or claiming paramount title.

17.17 Broker; Agency Disclosure

Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.01 (“Brokers”), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease. Each of Tenant and Landlord agrees to indemnify the other and hold the other harmless for, from and against any and all demands, claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent. This Section 17.17 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commission(s) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

17.18 Landlord’s Right to Perform

Upon Tenant’s failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Article 13 above (if notice is required pursuant to Article 13 above), including without limitation, Tenant’s failure to pay Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

17.19 Assignment by landlord

Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord hereunder, provided that the transferee assumes and agrees to carry out all the obligations of Landlord hereunder. In the event of a sale, conveyance, or other transfer by Landlord of the Building, the Project, or portion thereof on which the Building is located, or the Project or in the event of an assignment of this Lease by Landlord, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained on the part of Landlord, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release, except in regards to any prepaid rent and/or security deposit held by the landlord, which, without tenant’s consent, Landlord shall remain liable to Tenant unless the new landlord has actually deposited such funds in a trust account for Tenant’s benefit. In such event, Tenant agrees to look solely to the successor in interest of transferor. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, (i) in no event shall Landlord’s lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means, and (ii) such succeeding lender shall have no liability for any representations or warranties of the Landlord contained herein except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

17.20 Entire Agreement

This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth, except as provided for herein with respect to the CASA. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

17.21 Guarantor

Tenant’s obligations under this Lease shall be guaranteed by the Guarantor(s) in Exhibit D of this lease (“Guarantor”), to be evidenced by an instrument of guaranty. This Lease is not effective until such instrument has been executed and delivered by Guarantor(s) to Landlord, and Landlord shall have executed and delivered this Lease to Tenant.

17.22 Exhibits

Exhibits A through Exhibits D and any additional Exhibits added and attached to this Lease are by this reference incorporated herein.

17.23 Time

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.24 Prior Agreement or Amendment

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose, except as provided herein with respect to the CASA. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17.25 Excused Delays

Except as otherwise set forth in this Section 17.25, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls of general application; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party’s reasonable control. f this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Additional Rent, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delays.

17.26 Authority to Bind Tenant

The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance whit its terms. Simultaneously with execution of this Lease, Tenant shall deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

17.27 Interpretation

The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.28 Patriot Act Compliance

(a)	Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as amended, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended (the “IJSA Patriot Act”).

(b)	Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tllsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c)	At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 17.28 at Landlord’s expense, including legal costs for obtaining said documentation that is satisfactory to the request.

17.29 Tenant’s Representations, Warranties and Covenants

(a)	Organization, Authority and Status. Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Tenant is qualified as a foreign corporation, partnership or limited liability company, as the case may be, to do business in the state where the Premises are located. All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease. Tenant is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code and the regulations promulgated pursuant to the Internal Revenue Code. The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so. Tenant shall, at all times during the Term, maintain itself in good standing under the laws of its state of incorporation or formation, and in the state where the Premises are located.

(b)	Enforceability. Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

(c)	Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority.

(d)	Absence of Breaches or Defaults. Tenant is not, and the authorization, execution, delivery and performance of this Lease will not result in, any breach or default under any document, instrument or agreement to which Tenant is a party or by which any property of Tenant is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for in this Lease will not violate any applicable Laws.

(e)	Financial Information. Tenant has delivered to Landlord certain financial statements and other information concerning Tenant (the “Financial Information”). The Financial Information is true, correct and complete in all respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Landlord. Tenant understands that Landlord is relying upon the Financial Information and Tenant represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with Generally Accepted Accounting Principles, and fairly present as of the date of such Financial Information the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of Tenant as reflected in the Financial Information.

(f)	Solvency. Both before and immediately after the consummation of the transaction contemplated by the CASA and this Lease and after giving effect to such transactions, (i) the fair value of the assets of Tenant, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Tenant; (ii) the present fair saleable value of the assets of Tenant will be greater than the amount that will be required to pay the probable liability of Tenant on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Tenant will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Tenant will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and as proposed to be conducted after the date of this Lease. Tenant does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its debts and other liabilities, subordinated, contingent, or otherwise.

(g)	No Reliance by Tenant. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the projected profitability of the business to be conducted on the Premises and that Landlord did not prepare or assist in the preparation of any of the projected figures used by Tenant in analyzing the economic viability and feasibility of the business to be conducted by Tenant at the Premises. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the treatment of this Lease for accounting purposes.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

Kingman Property Group, LLC		CJK, Inc.

By	/s/ Bryan McLaren	By	/s/ Christopher Carra
Its	Duly Authorized Agent	Its	Duly Authorized Agent

TENANT’S ACKNOWLEDGMENT

State of Arizona	}
} ss.
County of Maricopa	}

The foregoing instrument was acknowledged before me this 1st day of May, 2018, by Christopher Carra, the President of CJK, Inc, on behalf of the Tenants.

/s/ Valera Knight
My commission expires: May 2, 2021	NOTARY PUBLIC

(Use This Space for Notarial Seal Stamp)

 [STAMP]

LANDLORD’S ACKNOWLEDGEMENT

State of Arizona	}
} ss.
County of Maricopa	}

The foregoing instrument was acknowledged before me this 1st day of May, 2018, by Bryan McLaren, the Agent of Zoned Arizona Properties, LLC, on behalf of the Landlord.

/s/ Valera Knight
My commission expires: May 2, 2021	NOTARY PUBLIC

(Use This Space for Notarial Seal Stamp)

 [STAMP]

EXHIBIT A: LEASE COMMENCEMENT

Unless otherwise provided in the Lease, the Commencement Date shall be May 01, 2018.

EXHIBIT B: RENTAL PAYMENT SCHEDULE

1-MAY	BASE RENT Monthly 2018 – Base Rent	$4,000.00
1-MAY	RENTAL TAX Monthly 2018 – 2%	$80.00
1-MAY	PROPERTY TAX Monthly 2018 – 1/12 of Annual	$336.07
1-MAY	ADVISORY FEE Starting 2019 – 10% of Gross Revenue	$0.00

EXHIBIT C: SITE AND LEGAL DESCRIPTION

Tax Parcel ID:	324-23-029

Property Address:	2095 Northern Ave Kingman, AZ 86409

Premises:	Kingman Dispensary Facility of approximately 1,497 square feet of building space.

Legal Description:	Lot 29, Block 180, of NEW KINGMAN ADDITION, UNIT 11, TRACT NO. 1104, according to the plat thereof, recorded April 3, 1972, at Fee No. 72-6411, in the office of the County Recorder of Mohave County, Arizona.

EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE

Kingman Property Group, LLC, as landlord (“Landlord”), Alan Abrams as an Individual, and Christopher Carra on behalf of CJK, Inc., as tenant (“Tenant”), owned, in whole or in part, directly or indirectly, by each of the undersigned guarantors (each, a ” Guarantor” and collectively, the “Guarantors”), entered into a certain LICENSED MEDICAL MARIJUANA FACILITY TRIPLE NET (NNN) LEASE AGREEMENT dated as of May 01, 2018 (the “Lease”), for the leasing of the premises located at 2095 Northern Avenue, Kingman, Arizona 86409 (the “Premises”).

NOW THEREFORE, in consideration of the execution of the Lease by Landlord and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Guarantors hereby jointly, severally, and unconditionally guaranty to Landlord the full, complete and timely payment and performance of each and every duty and obligation of Tenant (and any assignee or successor of Tenant) under the Lease, and any extensions or renewals of and or amendments to the Lease. This Guaranty is an absolute, primary, and continuing guaranty of payment and performance and is independent of Tenant’s duties and obligations under the Lease. This is an absolute and unconditional and continuing guaranty of payment and performance and not of collection. Guarantors (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant’s obligations.

2. Except for any guaranty executed and delivered in connection herewith, no Guarantor shall assume or guaranty the debts or obligations of any Person, hold itself out to be responsible for the debts of another Person, pledge the assets of such Guarantor to secure the obligations, or otherwise for the benefit, of any Person, or hold out the credit of such Guarantor as being available to satisfy the obligations of any Person. For purposes hereof, the term “Person” means any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

2. Guarantors further agree as follows:

A. That this Guaranty shall continue unmodified and undiminished in favor of Landlord (and Landlord’s successors and assigns), notwithstanding any extension, modification, amendment, change, or alteration of the Lease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any sublease or assignment of the Lease, and no extension, modification, amendment, alteration, sublease or assignment of the Lease shall in any manner release or discharge Guarantors, and Guarantors hereby consent thereto.

B. That this Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant.

C. That Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment or transfer of the Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantors hereunder.

D. That the liability of Guarantors under this Guaranty shall be primary and, in any right or action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantors (separately or together) without commencing any action or having obtained any judgment against Tenant, or any other Guarantor.

E. To pay Landlord’s reasonable attorneys’ fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty.

F. That Guarantors hereby waive notice of any demand by Landlord, as well as any and all notice of default or breach in the payment of rent or any other amounts, or the performance of any obligation, contained or reserved in the Lease.

G. That the execution of this Guaranty by each Guarantor is a material inducement for Landlord to enter into the Lease with Tenant, and this Guaranty has been entered into knowingly and voluntarily by such Guarantor for the benefit of both Tenant and Guarantor.

3. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the successors, assigns, estates and personal representatives of the parties herein named.

4. Guarantors expressly waive notice of acceptance of this Guaranty, presentment or payment or performance of the Lease, non-payment or non-performance of the Lease, any right of setoff against amounts due under this Guaranty, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under such agreements and to enforce any security given therefor, and diligence in collecting sums due under such agreements or to any liability under this Guaranty. Guarantors also waive any right to require Landlord to proceed against Tenant, to proceed against or exhaust any security held to guaranty performance of Tenant’s obligation to Landlord from Tenant or to pursue any other remedy whatsoever available to Landlord. Guarantors expressly waive any defense arising by reason of any disability or other defense of Tenant, by reason of the cessation from any cause whatsoever of the liability of Tenant, or by reason of Landlord’s election of any remedy against Tenant or Guarantors, or both, including without limitation, election of Landlord to exercise its right to terminate the Lease. Guarantors further waive all defenses afforded guarantors and all rights based on suretyship or impairment of collateral under the laws of the State of Arizona, including but not limited to: (1) the benefits of the provisions of Arizona Revised Statutes Sections 12-1566(E), 12-1641 et seq., 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(f), and any and all other laws, rules and statutes of similar import, and any other statutes or rules, which set forth certain rights and obligations among guarantors, debtors and creditors, to the extent applicable; and (2) to the extent applicable, the benefits of any statutory provision limiting the right of Landlord to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for payment of the any of Tenant’s obligations after any foreclosure of any collateral securing any part of the indebtedness and other obligations of the Lease, including, without limitation, the benefits, if any, of Arizona Revised Statutes Section 33-814 and § 12-1566; and (3) any implied right of reimbursement or contribution from Tenant or any other claim against Tenant at law or in equity.

5. In the event of any default or breach in the performance of Tenant’s duties or obligations under the Lease, Landlord shall have the right (a) to enforce its rights under this Guaranty, and/or (b) to enforce its rights against Tenant including, without limitation, its rights under any and all such instruments in any order, and all remedies available to Landlord shall be non-exclusive and cumulative. The obligations of Guarantors hereunder are independent of the obligations of Tenant, and Landlord may enforce its rights under this Guaranty without first proceeding against or joining Tenant or any other person and without applying or enforcing any security for the Lease. Guarantors hereby waive any rights that Guarantors may have to compel Landlord to proceed against Tenant or against any security from Tenant for such agreements or to participate in any such security. Guarantors hereby authorize Landlord, its successors and assigns, in their sole discretion, without notice to Guarantors, to exercise any right or remedy which Landlord may have, even though any rights which Guarantors may have against the Tenant or others may be diminished or destroyed by the exercise or election to exercise any such remedy.

6. Guarantors hereby authorize Landlord, without notice to Guarantors, to apply all payments and credits received from Tenant or from Guarantors or realized from the security from Tenant for the Lease, in such manner and in such priority as Landlord in its sole judgment shall see fit.

7. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

8. The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several.

9. This Guaranty is governed and shall be construed by the laws of the State of Arizona (without regard to conflict of laws rules), and Guarantors consent to jurisdiction and venue in the federal and state courts in Phoenix, Arizona. If either party hereto participates in an action against the other party arising out or in connection with this Guaranty, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable attorneys’ fees, collection costs and other costs incurred in connection with such action.

10. Until all indebtedness and obligations of Tenant to Landlord shall be paid and performed in full under the Lease, Guarantors shall have no right of subrogation and waives any right to enforce any remedy which Guarantors now have or may hereafter have against Tenant.

11. Guarantors agree that to the extent Tenant or Guarantors make any payment to Landlord, and all or any part of such payment is subsequently invalidated, declared to be fraudulent, or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, the debt, indebtedness, or obligation or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

12. Guarantors agree that any indebtedness or obligations of Tenant now or hereafter held by or payable to Guarantors (or any of them) are hereby and shall be unconditionally subordinated to the debt, indebtedness and obligations owing to Landlord under the Lease and under this Guaranty, and to the rights of Landlord thereunder and hereunder. Guarantors agree that all existing and future indebtedness owing from Tenant to Guarantor shall not, without the prior written consent of Landlord, be paid in whole or in part, nor will Guarantor accept payment of or on account of any such subordinated indebtedness, while this Guaranty is in effect. Each payment by Tenant to Guarantor in violation of this Guaranty shall be received by Guarantor expressly in trust for Landlord and shall be paid to Landlord immediately on account of the debt, indebtedness and obligations owing to Landlord under this Guaranty. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty. To the extent Guarantors’ waiver of its rights of subrogation, reimbursement or contribution as set forth in this Guaranty is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantors agree that Guarantors’ rights of subrogation and reimbursement against Tenant and Guarantors’ right of subrogation against any collateral or security shall be unconditionally junior and subordinate to Landlord’s rights against Tenant and to Landlord’s right, title and interest in such collateral or security, and Guarantors’ right of contribution against any other guarantor or pledgor shall be unconditionally junior and subordinate to Landlord’s rights against such other guarantor or pledgor.

13. Guarantors shall promptly (but in no event later than seven (7) days after request by Landlord) provide Landlord, from time to time, upon request by Landlord, with complete and comprehensive personal financial information and statements regarding Guarantors’ wealth, liabilities, income and other financial matters pertinent to Guarantors (in form reasonably acceptable to Landlord), all of which shall be certified by Guarantors’ to be true and complete in all respects as of the date of such statements, and if requested by Landlord, such personal financial statements shall be audited and certified for the benefit of Landlord, at Guarantors’ cost, by an independent certified accountant acceptable to Landlord.

14. Any death or incapacity of either Guarantors shall constitute a breach and default under the Lease and this Guaranty, unless the surviving Guarantor shall substitute the deceased or incapacitated Guarantor with a replacement Guarantor acceptable to Landlord within a period of ten (10) days of such death or incapacity.

15. In no event may Guarantors assign, encumber, pledge, lien, transfer, sell or convey (directly or indirectly or by operation of law) any of Guarantors’ right, title and interest in and to any of Guarantors’ ownership interests of Tenant. Guarantors represent and warrant that as of the date of this Guaranty, Guarantors own, free and clear of all demands, liens, security interests, pledges, and claims, 100% of the issued and outstanding ownership interests of Tenant.

16. The obligations of Guarantors hereunder shall survive and continue in full force and effect until payment in full and performance of all duties, obligations and liabilities of Tenant under the Lease and of Guarantors under this Guaranty (hereinafter called the “Indebtedness”), notwithstanding: (a) any release or termination of the liability of Tenant or any other guarantor, by express or implied agreement with Landlord or by operation of law; (b) the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or some act or agreement of Landlord; (c) recovery upon the Indebtedness may be or hereafter becomes barred by any statutes of limitation, by bankruptcy, by insolvency, by reorganization, or any other means; or (d) the Indebtedness may be or hereafter becomes unenforceable or invalid.

17. Upon the occurrence of an uncured default under the Lease or this Guaranty, Guarantor shall (or cause its applicable Affiliate to) take all steps necessary to name and appoint the requisite number of Landlord’s individual designee(s) in order to establish a majority position on the Board of Directors, as Director(s) of CJK, Inc. (the “Designated Director(s)”), the licensed medical marijuana non-profit entity recognized by the Arizona Department of Health Services under the Arizona Medical Marijuana Act. In addition, the Board of Directors of CJK, Inc. shall: (i) prepare, execute and submit for approval to the Arizona Corporation Commission, Articles of Amendment to the Articles of Incorporation, evidencing the appointment of the Designated Director(s); (ii) modify the Bylaws evidencing the addition of the Designated Director(s) and stipulate that all actions and decisions regarding the Leased Premises this Agreement and anything related to the operation, administration and management of the Leased Premises shall require Director Approval (as herein defined). For purposes herein “Director Approval” shall mean shall require the consent and approval of a majority of the Directors of CJK, Inc. (“Majority of the Directors”); provided, however, in all circumstances, the Majority of the Directors must also include the affirmative approval of the Designated Director(s).

18. Guarantors represent and warrant to Landlord that: (i) Guarantors are receiving fair consideration and reasonably equivalent value for their execution of this Guaranty; (ii) Guarantors are not now insolvent, nor will the execution of this Guaranty render Guarantors insolvent; (iii) the execution of this Guaranty will not leave Guarantors with unreasonably small capital or assets in order to conduct the business of Guarantors as currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; (v) the execution of this Guaranty is not intended or believed by Guarantors to be an incurrence of an obligation or debt of Guarantors beyond Guarantors’ ability to pay such obligation or debt as it becomes due; and (vi) no Guarantor has committed any act of bankruptcy, no proceeding in bankruptcy has been begun by or against Guarantor, and no Guarantor knows of no such proceeding which is now contemplated.

19. Guarantors hereby represent and warrant that Guarantors are and will continue to be fully informed about all aspects of the financial condition and business affairs of Tenant, and any other guarantor of the Indebtedness, that Guarantors deem relevant to the obligation of Guarantors hereunder, and Guarantors hereby waive and fully discharge Landlord from any and all obligations to communicate to Guarantors any information whatsoever regarding the Indebtedness, Tenant, the Lease, or the financial condition, business affairs or otherwise of Tenant or any other guarantor of the Indebtedness.

20. Notwithstanding anything to the contrary contained in this Agreement, the Lease, or that Convertible Debenture dated January 9, 2017, issued by Zoned Properties, Inc., a Nevada corporation to the order of Alan Abrams, in the original principal amount of $2,000,000, upon the occurrence of a default under the Lease or this Guaranty, Landlord (and each of its Affiliates) is hereby authorized at any time and from time to time, and without notice, to withhold, offset, recoup, or debit any amounts Landlord owes to Guarantor against any amount the Guarantor or Tenant owes to Landlord or its Affiliates, whether such liability (a) is now or hereafter existing, direct or indirect, absolute or contingent, matured or unmatured, or (b) arises under this Agreement or any other agreement between or among any of Guarantor or Tenant, and Landlord. The rights under this Section are in addition to any and all other rights and remedies that Landlord or any of its Affiliates may have, whether at law, in equity, or otherwise. For purposes hereof, the term “Affiliate” means with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise, or (ii), if the Person is a trust, the sole power and authority to revoke, terminate, amend, or modify the trust or the trust agreement, declaration of trust, or other instrument under which the trust was created, and veto any decision of any trustee of such trust. Ownership of more than 50% of the beneficial interests of an entity shall be conclusive evidence that control exists.

21. Unless the spouse of a Guarantor joins in the signing of this Guaranty for the purpose of binding and consenting to the commitment of the marital community property of Guarantor and the undersigned, in accordance with Arizona Revised Statutes § 25-214, each Guarantor hereby represents and warrants such Guarantor is unmarried.

21. All notices, statements or other communications which are required or contemplated by this Guaranty shall be in writing and shall be either personally served upon the person entitled thereto, mailed, postage prepaid, by registered or certified mail, return receipt requested, or delivered by overnight delivery service, and addressed to such person at the mailing address set forth below. All such notices, statements and other communications shall be deemed furnished to the person entitled thereto (a) on the date of service, if personally served, (b) on the first business day after the date on which delivered to an overnight delivery service, or (c) on the third business day after the date on which mailed.

To Landlord at:	Kingman Property Group, LLC
Attn: Zoned Properties, Inc.
14269 N. 87th Street #205
Scottsdale, Arizona 85260

To Guarantors at:	Alan Abrams and/or Christopher Carra
Attn: AC Management Group, LLC
410 S. Madison Dr. #4
Tempe, Arizona 85281

The addresses for notice may be changed from time to time by either party by serving notices as provided in this Section.

IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be executed as of the date set forth adjacent to its signature.

Date: May 01, 2018	GUARANTOR:

Individually

Date: May 01, 2018	GUARANTOR:

On Behalf of Tenant

STATE OF ARIZONA	)
)ss
County of	)

SUBSCRIBED AND SWORN to before me this ____ day of _________, 20___, by ____________________.

NOTARY PUBLIC

My Commission Expires: ____________________

STATE OF ARIZONA	)
)ss
County of	)

SUBSCRIBED AND SWORN to before me this ____ day of _________, 20___, by ____________________.

NOTARY PUBLIC

My Commission Expires: ____________________